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                                                                     Exhibit 5.1

                    Skadden, Arps, Slate, Meagher & Flom LLP
                                919 Third Avenue
                            New York, New York 10022


                                                                 August 10, 1999


priceline.com Incorporated
Five High Ridge Park
Stamford, Connecticut 06905

                           Re:      priceline.com Incorporated
                                    REGISTRATION STATEMENT ON FORM S-1

Ladies and Gentlemen:

                  We have acted as special counsel to priceline.com Incorporated, a Delaware corporation (the "Company"), in connection with the public offering by the Company and certain selling stockholders of the Company (the "Selling Stockholders") of up to 6,325,000 shares (the "Shares") of the Company's common stock, par value $0.008 per share (the "Common Stock"). Of the Shares, 2,000,000 shares of Common Stock (the "Primary Shares") are being sold by the Company and up to 4,325,000 shares of Common Stock (the "Secondary Shares") are being sold by the Selling Stockholders, including up to 825,000 shares of Common Stock to be sold by the Selling Stockholders to the extent that the Stock Underwriters (as defined below) exercise their over-allotment option.

         We also have acted as special counsel to the Company in connection with the public offering by the Company of up to $287,500,000 aggregate principal amount of the Company's ___% Convertible Subordinated Notes due 2006 (the "Notes"), including up to $37,500,000 aggregate principal amount of Notes to be sold to the extent that the Notes Underwriters (as defined below) exercise their over-allotment option.

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The Notes are convertible into shares of Common Stock ("Conversion Shares").

                  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

                  In connection with this opinion, we have exam ined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-1 (File No. 333-83513) relating to the Shares, the Notes and the Conversion Shares as filed with the Securities and Exchange Commission (the "Commission") on July 23, 1999 under the Act;
(ii) Amendment No. 1 to the Registration Statement as filed with the Commission on August 2, 1999 under the Act; (iii) Amendment No. 2 to the Registration Statement as filed with the Commission on August 10, 1999 under the Act (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (iv) the form of Underwriting Agreement (the "Stock Underwriting Agreement") proposed to be entered into by and among the Company, the Selling Stockholders and Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., Allen & Company Incorporated,
BancBoston Robertson Stephens Inc., Donaldson, Lufkin & Jenrette Securities Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several U.S. underwriters named therein (the "U.S.
Stock Underwriters"), and Morgan Stanley & Co. International Limited, Goldman Sachs International, Allen & Company Incorporated, BancBoston Robertson Stephens International Limited, Donaldson, Lufkin & Jenrette International and Merrill Lynch International, as representatives of the several international underwriters (the "International Stock Underwriters" and together with the U.S. Stock Underwriters, the "Stock Underwriters"), relating to the sale of the Shares; (v) the form of Underwriting Agreement
(the "Notes Underwriting Agreement") proposed to be entered into by and among the Company and Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co.,
Allen & Company, Incorporated, BancBoston Robertson Stephens Inc., Donaldson, Lufkin & Jenrette Securities Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein (the "Notes Underwriters"), relating to the sale of the Notes; (vi) a form of global certificate representing the Notes; (vii) a specimen

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certificate representing Common Stock; (viii) the form of the Indenture for the Notes (the "Indenture") to be entered into by and between the Company and Wilmington Trust Company as trustee for the holders of the Notes (the "Trustee"); (ix) the Form T-1 of the Trustee filed as an exhibit to the Registration Statement; (x) the Certificate of Incorporation of the Company, as currently in effect; (xi) the By-Laws of the Company, as currently in effect; and (xii) certain resolutions of the Board of Directors of the Company, dated July 29, 1999, and drafts of certain resolutions (the "Draft Resolutions") of the Pricing Committee of the Board of Directors of the Company (the "Pricing Committee"), relating to the issuance of the Primary Shares, the Notes and the Conversion Shares and the sale of the Secondary Shares and related matters. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

                  In rendering the opinions set forth in paragraphs 1 and 3 below, we have assumed that the certificates representing the Primary Shares and the Conversion Shares will be manually signed by one of the authorized officers of the Transfer Agent and Registrar for the Common Stock and registered by such Transfer Agent and Registrar and will conform

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to the specimen certificate representing Common Stock examined by us.

                  Our opinions set forth herein are limited to Delaware corporate law and the laws of the State of New York which are normally applicable to transactions of the type contemplated by the Indenture and the Notes and, to the extent that judicial or regulatory orders or decrees or con sents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any non-Opined on Law on the opinions herein stated.

                  Based upon and subject to the foregoing, we are of the opinion that when (i) the Registration Statement becomes effective under the Act and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended;
(ii) the price at which the Shares are to be sold to the Stock Underwriters pursuant to the Stock Underwriting Agreement and other matters relating to the issuance and sale of the Primary Shares have been approved by the Pricing Committee in accordance with the Draft Resolutions; (iii) the Stock Underwriting Agreement has been duly executed and delivered; (iv) the Primary Shares have been delivered to and paid for by the Stock Underwriters at a price per share not less than the per share par value of the Common Stock as contemplated by the Stock Underwriting Agreement; (v) the interest rate, maturity, redemption, conversion and other terms of the Notes, as well as the price at which the Notes are to be sold to the Note Underwriters pursuant to the Note Underwriting Agreement and other matters relating to the issuance and sale of the Notes, have been approved by the Pricing Committee in accordance with the Draft Resolu tions; (vi) the Notes Underwriting Agreement has been duly executed and delivered; (vii) the Indenture has been duly executed and delivered; and (viii) the Notes have been duly executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Notes Underwriters as contemplated by the Notes Under writing Agreement:

         (1) The Primary Shares will be validly issued, fully paid and nonassessable.


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         (2) The Notes will constitute valid and binding obligations of the
Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganiza tion, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and, except that the waiver contained in Section 5.08 of the Indenture may be unenforceable;

         (3) The shares of Common Stock initially issuable upon conversion of the Notes, if and when the Notes are converted into shares of Common Stock in accordance with their terms and the terms of the Indenture, will be validly issued, fully paid and nonassessable.

                  In rendering the opinions set forth above, we have assumed that the execution and delivery by the Company of the Notes and the Indenture and the performance by the Company of its obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company or its properties is subject, except for those agreements and instruments which were identified to us by the Company as being material to it and which are included as exhibits to the Registration Statement.

                  We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to us under the caption "Legal Matters" in the Registration State ment. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.


                                                 Very truly yours,


                                                 /s/ Skadden, Arps, Slate,
                                                     Meagher & Flom LLP


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